UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 23, 2011

OMNIVISION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29939	77-0401990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Burton Drive

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 567-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                 Appointment of New Director

On May 23, 2011, upon the recommendation of its corporate governance and nominating committee, the board of directors of OmniVision Technologies, Inc. (“OmniVision”) appointed William Wen-Liang Hsu as a member of the board of directors as a Class II director.  Mr. Hsu will stand for re-election at the 2011 annual meeting of stockholders.  In addition, the board of directors appointed Mr. Hsu as a member of its audit committee and compensation committee, and as the chairperson for its corporate governance and nominating committee.

In connection with his appointment, Mr. Hsu was granted 15,000 restricted stock units (“RSUs”) under OmniVision’s 2007 Equity Incentive Plan.  Mr. Hsu’s RSUs vest and will be issued as to one-third of the shares on each annual anniversary following July 1, 2011, with full vesting in three years contingent upon Mr. Hsu’s continued service as one of OmniVision’s directors.

Mr. Hsu has served as a management consultant since 2001.  From 1994 to 2001, Mr. Hsu served as the Vice President of Engineering and as a director of PCTEL, Inc., a provider of wireless network optimization solutions and a company that Mr. Hsu co-founded.  Prior to that time, Mr. Hsu served in various engineering positions with other technology companies.  Mr. Hsu earned a M.B.A. from St. Mary College, a M.S.E.E. in computer engineering from Oregon State University and a B.S.E.E. in communication engineering from the National Chiao-Tung University in Taiwan.

Mr. Hsu is an independent director, as defined by the Nasdaq Listing Rules, and his appointment to the board of directors allows OmniVision to regain compliance with Nasdaq’s Listing Rule 5605, which requires that the board of directors be comprised of a majority of independent directors and that the audit committee be comprised of at least three members, each of whom must be independent.

(e)                                  Profit Sharing/Bonus Plan

On May 23, 2011, the compensation committee of the board of directors of OmniVision approved profit sharing payments of cash bonuses under OmniVision’s Executive Officer Profit Sharing/Bonus Plan (the “Plan”) for the fourth fiscal quarter ended April 30, 2011.  The profit sharing payments are consistent with the terms of the Plan and will be paid to certain executive officers of OmniVision.  The following is a list of the “named executive officers” (as such term is defined by the rules of the Securities and Exchange Commission) that will be receiving a profit sharing payment under the Plan:

Name of Officer	Profit Sharing Amount
Shaw Hong	$40,000
Anson Chan	$20,000
Y. Vicky Chou	$32,000
Dr. Henry Yang	$32,000
Aurelio Cisneros	$29,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIVISION TECHNOLOGIES, INC.

	By:	/s/ Shaw Hong
Shaw Hong
President and Chief Executive Officer

Date: May 26, 2011